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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-30314 of Cendant Corporation on Form S-3 of our report on Cendant Corporation and subsidiaries dated February 28, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of recognizing revenue and membership solicitation costs as described in Note 1), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
April 19, 2000